SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.



                            FORM 8-K

                         CURRENT REPORT

                   Securities Exchange Act of 1934





Date of Report (date of earliest event reported)July 11, 1996



Computervision Corporation
(Exact name of registrant as specified in charter)


    Delaware          1-7760/0-20290       04-2491912
(State or other       (Commission          (IRS Employer
jurisdiction          File Numbers)        Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


Registrant's telephone number, including area code
(617) 275-1800



(Former name or former address, if changed since last report)

Item 5.	Other Events


On July 11, 1996, the Company issued a preliminary press release on its financial results for the 1996 second quarter.

On July 18, 1996, the Company issued a press release reporting on its earnings for the 1996 second quarter.


Item 7.  Financial Statements and Exhibits


(a)  Financial Statements of business acquired:

     Not applicable

(b)  Pro Forma financial information

     Not applicable

(c)  Exhibits:

     (99)(a)	Press Release dated July 11, 1996
     (99)(b)	Press Release dated July 18, 1996

                              SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Computervision Corporation
(Registrant)



By:
Anthony N. Fiore, Jr.
Vice President, Business
Operations and General Counsel


Date:  July 25, 1996

                             SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Computervision Corporation
(Registrant)


By /S/ Anthony N. Fiore, Jr.
Anthony N. Fiore, Jr.
Vice President, Business
Operations and General Counsel

Date:   July 25, 1996

                           EXHIBIT INDEX


Exhibit No.                                       Page. No.


(99)(a)	Press Release dated July 11, 1996          6,7
(99)(b)	Press Release dated July 18, 1996          8,9,10,11

FOR IMMEDIATE RELEASE
=====================

 ***  Computervision Reports Preliminary Second Quarter Results  ***


BEDFORD, Mass., July 11, 1996 -- Computervision Corporation (NYSE:CVN) today reported preliminary operating results. The company expects to achieve earnings per share of approximately $0.16 for its second quarter ended June 30, 1996, on net revenues of about $119 million, which includes an estimated $44 million of software license revenue. As a result, Computervision's 1996 second quarter earnings will be an increase over both the $0.13 earnings per share for its 1996 first quarter and the $0.14 earnings per share for the comparable quarter of a year ago. Software license revenue grew approximately 10 percent over the first quarter and is around the same level as second quarter 1995.

Kathleen A. Cote, president and chief operating officer, stated, "While we are pleased with our increasing profitability, we recognize that $0.16 earnings per share is below financial analysts' earnings estimates of $0.18 - $0.19 for the quarter and our own previously stated software revenue goal for the quarter of 20 percent year-over-year growth. Some large potential contracts, which we had hoped to close by the end of the second quarter and, therefore, would have further added to software revenues and profits for this quarter, now appear likely to be closed, along with some other large contracts, during the third quarter and over the remainder of the second half of the year."

Cote added, "We continue to believe that our goals for 1996 profitability can be achieved and are confident that the business relationships we are building with our customers are validating our business strategy and approach. We are focused on building a pipeline of large orders, and this, coupled with our expanded sales and marketing efforts on broader market opportunities, should allow us to reach our second-half software revenue growth objectives."

During the quarter Computervision achieved a number of important
Electronic Product Definition (EPD) wins from its installed base and new customers, further demonstrating the acceptance of this strategy in the marketplace. Contracts closed this quarter include Andersen
Corporation, BMW Rolls-Royce, British Telecom, DCN, Embraer SA,
Ericsson, Fiat, Kansei, Lucas Aerospace, Port Authority of New York and New Jersey, and ZZSD Zelmer.

Computervision's Electronic Product Definition strategy is a proven approach to developing, delivering, and maintaining products throughout the entire product life cycle. Electronic Product Definition allows every part of an organization - design, development, manufacturing, support - to work in an optimized collaborative environment.
Final financial results for the second quarter will be provided on July
18, 1996.

Company Background
- ------------------
Computervision Corporation is a leading international supplier of desktop and enterprise-wide product development software and services. For more than 25 years, the company's product and process data management (PDM) and design automation (CAE/CAD/CAM) software solutions have helped manufacturers improve product quality and reduce time to market. Computervision Services provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices worldwide.


For Further Information:
- ------------------------
Investor Contact:                           Media Contact:
William A. Foniri                           Paula R. Slotkin
Vice President, Treasurer                   Director, Public Relations
(617) 275-1800 ext. 5168                    (617) 275-1800 ext. 1838


                                ###

FOR IMMEDIATE RELEASE
=====================

      ***  Computervision Reports Second Quarter Earnings  ***

       -- Company on Track to Meet 1996 Profitability Goals --


BEDFORD, Mass., July 18, 1996 -- As previously indicated, Computervision Corporation today reported earnings for the second quarter ended June 30, 1996, of $0.16 per share on net revenues of $119 million. This represents an increase over both the $0.13 earnings per share recorded for the first quarter of 1996 and the $0.14 earnings per share for the comparable quarter of a year ago. Software product revenue for the 1996 second quarter was $43.9 million, compared with $40 million for the first quarter of 1996, and $43.1 million for the year earlier quarter. For the first six months of 1996, Computervision reported net income of $18.8 million or $0.29 per share as compared to $10.1 million or $0.20 per share for the same period in 1995.

Kathleen A. Cote, president and chief operating officer stated, "We remain confident about our business and its growth potential. Our Electronic Product Definition (EPD) strategy is gaining wide acceptance in the marketplace. This is evidenced by substantial orders from established and new Computervision customers for our EPD solution, our open EPD tools and other products and services. Our pipeline of new business is continuing to grow in each of our major geographies, including the U.S., Europe, Asia and emerging markets such as Eastern Europe and Latin America.

"We continue to believe that our goals for 1996 profitability can be achieved and are confident that our expanded sales and marketing efforts should allow us to reach our second-half software revenue growth objectives," said Cote.

Computervision's Electronic Product Definition strategy is an approach to developing, delivering, and maintaining products throughout the entire product development life cycle. Electronic Product Definition allows every part of an organization -- design, development, manufacturing, and support -- to work in an optimized collaborative environment, sharing design information and responding quickly to design changes as they happen.

Computervision Background
- -------------------------
Computervision Corporation is a leading international supplier of desktop and enterprise-wide product development software and services. For more than 25 years, the company's product and process data management (PDM) and design automation (CAE/CAD/CAM) software solutions have helped manufacturers improve product quality and reduce time to market. Computervision Services provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems, and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices located throughout the world.

This press release contains "forward-looking" statements under the federal securities laws. The Company notes that actual results could differ materially from those projected. Various factors could cause actual results to differ materially from those projected, including: reliance on significant contracts from large customers that make quarterly revenues and earnings difficult to predict, the risks associated with new product introduction and technology development by the Company, product introductions or price changes by the Company's competitors, and general economic conditions by the Company's principal markets. The Company refers the reader to its filings with the Securities and Exchange Commission for other risks and uncertainties.

For Further Information:
========================
Investor Contact:                         Media Contact:
- -----------------                         --------------
William A. Foniri                         Paula Slotkin
Vice President, Treasurer                 Director, Public Relations
Computervision Corporation                Computervision Corporation
(617) 275-1800, ext. 5168                 (617) 275-1800, ext. 1838



                      COMPUTERVISION CORPORATION
                      --------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            -----------------------------------------------

Three Months Ended:               June 30, 1996          July 2, 1995
- -------------------               --------------         --------------
Software Revenue
   Product                           $43,851,000            $43,065,000
   Services                           26,767,000             30,931,000
                                  --------------         --------------
      Total Software Revenue          70,618,000             73,996,000

Other Services Revenue                48,339,000             57,366,000
                                  --------------         --------------
      Total Revenue                  118,957,000            131,362,000

Total Gross Profit Margin             64,206,000             66,977,000

Operating Expenses                    44,739,000             46,768,000
                                  --------------         --------------
Operating Income                      19,467,000             20,209,000

Net Interest Expense and
  Other Expense                        7,361,000             11,832,000
Provision for Income Taxes             1,453,000              1,250,000
                                  --------------         --------------
Net Income                           $10,653,000             $7,127,000
                                  ==============         ==============

Earnings Per Share                         $0.16                  $0.14
Weighted Average Shares Outstanding   64,923,000             49,388,000


Six Months Ended:                 June 30, 1996          July 2, 1995
- -------------------               --------------         --------------
Software Revenue
   Product                           $83,890,000            $76,078,000
   Services                           54,648,000             59,564,000
                                  --------------         --------------
      Total Software Revenue         138,538,000            135,642,000

Other Services Revenue                93,654,000            115,195,000
                                  --------------         --------------
      Total Revenue                  232,192,000            250,837,000

Total Gross Profit Margin            124,734,000            126,208,000

Operating Expenses                    88,183,000             91,452,000
                                  --------------         --------------
Operating Income                      36,551,000             34,756,000

Net Interest Expense and
  Other Expense                       15,166,000             22,923,000
Provision for Income Taxes             2,564,000              1,760,000
                                  --------------         --------------
Net Income                           $18,821,000            $10,073,000
                                  ==============         ==============

Earnings Per Share                         $0.29                  $0.20
Weighted Average Shares Outstanding   64,933,000             49,266,000

- -----------------------------------------------------------------------

                      COMPUTERVISION CORPORATION
                      --------------------------
                CONDENSED CONSOLIDATED BALANCE SHEETS
                -------------------------------------

Assets                            June 30, 1996       December 31, 1995
- -------------------------         --------------      -----------------
Cash and Cash Equivalents            $33,291,000            $50,979,000
Accounts Receivable, net             100,009,000             92,271,000
Other Current Assets                  37,769,000             34,447,000
                                  --------------         --------------
   Total Current Assets              171,069,000            177,697,000


Property and Equipment, net           42,418,000             49,026,000
Other Assets                          20,422,000             22,812,000
                                  --------------         --------------
   Total Assets                     $233,909,000           $249,535,000
                                  ==============         ==============

Liabilities and Stockholders'
  Deficit
- -----------------------------
Notes Payable and Current
  Portion of Long-Term Debt           $8,174,000             $8,211,000
Accounts Payable and Accrued
  Expenses                           184,148,000            211,868,000
Deferred Revenue and Customer
  Advances                            40,916,000             39,148,000
                                  --------------         --------------
   Total Current Liabilities         233,238,000            259,227,000

Long-Term Debt, less current
  portion                            223,427,000            223,616,000
Other Long-Term Liabilities           96,268,000            104,418,000
Stockholders' Deficit               (319,024,000)          (337,726,000)
                                  --------------         --------------
   Total Liabilities and
     Stockholders' Deficit          $233,909,000           $249,535,000
                                  ==============        ===============

                                  ###